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                                                                   Exhibit 10.24

                                 LEASE AGREEMENT

     THIS LEASE is made and entered into this 28th day of March, 2001, by and between Stephen D. Tebo d/b/a Tebo Development Company, LESSOR and Synplicity, Inc., LESSEE.

     WITNESSETH:

     That in consideration of the payment of rents and the keeping and performance of the agreements and covenants by the LESSEE hereinafter set forth, LESSOR, hereby demises and leases unto the LESSEE the following described premises commonly known as 4720 Table Mesa Drive, Suite G-100, Boulder, Colorado as herein described in Exhibit "A", being approximately 1,420 square feet, together with the non-exclusive right and privilege of common parking areas, if any.

     TO HAVE AND TO HOLD the same for a period beginning April 1, 2001, until March 31, 2004 upon the following agreements, covenants and conditions:

     ARTICLE I: RENT

     LESSEE covenants and agrees to pay as rental for the full term of this lease the base rent of Seventy Thousand Five Hundred Seventy Three & 44/100ths ($70,573.44) Dollars, payable as follows each months of the Lease term:

     April 1, 2001, thru March 31, 2002, $1,893.33 per month base rent plus NNN expenses and utilities.

     April 1, 2002, thru March 31, 2003, $1,959.60 per month base rent plus NNN expenses and utilities.

     April 1, 2003, thru March 31, 2004, $2,028.19 per month base rent plus NNN expenses and utilities.

     LESSOR hereby acknowledges receipt of LESSEE'S payment of $2,456.59 representing LESSEE'S payment of the first month's rent and NNN expenses, hereinafter referred to as "Additional Rents". Payment of said rental installments shall be made to TEBO DEVELOPMENT CO., P.O. Box T, Boulder, Colorado 80306, or at such other address as LESSOR may in writing direct. In the event that the term of this Lease commences on a day other than the first day of a calendar month, LESSEE shall then pay, in advance, an additional rental equal to a pro-rata portion of a monthly installment based upon the number of days remaining in that month.

     All rent payable hereunder is due in advance on or before 12 o'clock noon on the 1st day of each calendar month during the full term hereof. If LESSEE shall fail to pay said monthly rental installments on or before five days after the same are due and payable, or if LESSEE shall fail to pay when due and payable any other sums payable under the terms of this Lease, then LESSEE shall pay $100.00 plus $15.00 per day as late fees. In the event LESSEE shall make any payments required under the terms of this Lease by a check which is returned unpaid for any reason from LESSEE's bank, LESSEE shall be liable to LESSOR for an additional charge of $100.00

     It is the intention of LESSEE and LESSOR that all rents and "Additional Rents", also referred to herein as NNN expenses and NNN charges, reserved herein shall be an absolute net return to LESSOR and that all reasonable cost and expenses that may be paid or incurred by LESSOR in operating, managing, policing, equipping, repairing, replacing and maintaining the demised premises and common areas, including, without limitation: sewer & water; common area trash removal; snow removal; parking lot sweeping, re-striping, lighting repairs, maintenance, and resurfacing; management fees; landscaping; remodeling, or alteration of the building(s); insurance; security service; utilities; tax assessments; janitorial service imposed upon or

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related to the demised premises; condominium association fees and common areas of the property, except as otherwise specifically provided herein, shall be borne by LESSEE and not by LESSOR, and with respect to the foregoing expenses 15% to cover LESSOR'S administrative and overhead costs, it being the intent to exclude only items of expense commonly known and designated as "carrying charges". LESSEE'S percentage of above expenses shall be 18.0%. LESSEE shall pay 1/12th of its proper percentage of the above annual expenses monthly. The actual monthly charge will be based on the previous year's actual expenses, but will be adjusted annually, and LESSEE agrees to pay any shortage on an annual basis within 10 business days from receipt of bill and LESSOR agrees to reimburse or credit LESSEE for any overage on an annual basis with 30 days from receipt of written request. The annual charge will be subject to the same late fees as rent. The current monthly charge is $563.26 and is referred to herein as "Additional Rent".

     ARTICLE II: SECURITY DEPOSIT

     Contemporaneous with the execution of this Lease, LESSEE has paid to the LESSOR the sum of Two Thousand Five Hundred Forty Seven & 10/100ths Dollars ($2,456.59) to be held by the LESSOR, without interest, as a security deposit and not as prepaid rent. If at any time during the term of the Lease, LESSEE shall be in default in the payments of the rents or in performance of LESSEE'S other obligations under this Lease, LESSOR shall have the option to apply the said deposit, or as much thereof as LESSOR may deem necessary, to cure, correct, or remedy any such default subject to applicable statutory provisions, and the LESSEE shall forthwith pay to LESSOR all such expenditure or expenditures so that LESSOR will at all times have the full amount of said deposit as security. Upon termination of this Lease in any manner, if the LESSEE is not then in default, the above deposit or so much thereof as the LESSOR may have in its possession, shall be returned to the LESSEE within 60 days of termination. In case of any voluntary or involuntary sale of the property by the LESSOR, including any foreclosure sale or conveyance in lieu of foreclosure, this deposit shall be transferred to the new owner, and upon such transfer, liability of the LESSOR shall terminate with reference to the security deposit so transferred, upon express condition that the new owner shall assume this liability in writing, and provided that the new owner shall have no liability for the deposit unless and until such time as the deposit is actually transferred to such new owner.

     ARTICLE III: FAILURE TO GIVE POSSESSION

     If LESSOR is unable to give LESSEE possession of the premises as herein provided by reason of any cause beyond the control of LESSOR, the LESSOR shall not be liable in damages to LESSEE therefor. During the period LESSOR is unable for such reason to give possession, all rights and remedies of both parties hereunder shall be suspended; provided that if the lease term does not commence within twelve months from the date hereof, the lease shall be deemed canceled and neither party shall have any further rights against the other.

     ARTICLE IV: USE OF PREMISES

     LESSEE shall occupy and use the premises solely for professional office use, and for no other purpose.

     LESSEE further agrees to conduct no other business on said premises without the written consent of LESSOR, LESSEE covenants, and it is the essence of this Lease, that LESSEE shall continuously during the term of this Lease, during all usual business hours, occupy, operate the business, and use the premises for the purposes herein set forth (except during any times when the premises may be untenable by reason of fire or other casualty).


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ARTICLE V: IMPROVEMENTS, ALTERATIONS AND EQUIPMENT

     LESSEE has inspected said premises and accepts same for the use and purposes hereof in their present condition and without any warranty of fitness for use. LESSOR hereby disclaims any representation or warranty that LESSEE's contemplated use is a permitted use under the applicable zoning ordinances.

     LESSEE may finish the interior walls and floors, install partitions and fixtures, make improvements or alterations, only after obtaining the prior written approval thereof from LESSOR, which LESSOR shall not unreasonably withhold. All such improvements shall be at LESSEE's sole expense. In the event LESSEE's improvements require additional Plant Investment Fees ("PIFs"), LESSEE shall be responsible for said fees. LESSEE's work shall be completed in a good and workmanlike manner utilizing first rate materials, labor, and design, in accordance with all local, state and federal ordinances and regulations, including without limitation the requirements of the Americans with Disabilities Act, as amended. All such improvements and fixtures, which are attached to the premises in any manner (including, but not limited to, the floor covering, shelving, fixtures and partitions), shall be and remain a part of the premises and shall not be removed by LESSEE at any time without written consent of the LESSOR being first obtained.

     LESSEE shall be responsible for providing their own sigh and/or window lettering; however, such signs or lettering must be of a size, color and design acceptable to LESSOR and LESSOR's approval must first be obtained in writing before any signs are installed or lettering done. LESSEE shall not attach any sinage directly to the brick or rock material of the leased premises.

     LESSEE shall, except as hereinabove provided, promptly pay for any and all improvements, alterations or additions constructed or installed in the premises at LESSEE's instance and shall protect the premises and shall indemnify and hold LESSOR harmless from, and at LESSOR's election defend at LESSEE's sole cost and using legal counsel reasonable acceptable to LESSOR, any and all mechanics' or other liens arising therefrom, including reasonable attorney's fees and court costs which LESSOR may incur in connection with any such mechanics' lien filed against the property it being understood and agreed that the right of the LESSEE, or any person claiming through or under LESSEE, to charge any mechanic, material man's or other liens for labor or material upon or against LESSOR's interest in the premises is hereby expressly denied.

     If any such lien shall, at any time, be filed as aforesaid, LESSEE shall, within five days after the filing of written notice to LESSEE thereof, cause such lien to be discharged of record by payment, bond, order of a court of competent jurisdiction, or otherwise. In the event of LESSEE's failure to discharge any such lien within the aforesaid period, LESSOR may remove said lien by paying the full amount thereof or by bonding or in any other manner LESSOR deems appropriate, without investigating the validity thereof, and LESSEE, upon demand, shall pay LESSOR the amount so paid out by LESSOR in connection with the discharge of said lien, together with expenses incurred in connection therewith, including attorneys' fees.

     LESSEE shall not create or suffer to be created, a security interest or other lien against any improvements, additions, or other construction made by LESSEE in or to the leased premises or against any equipment or fixtures installed by LESSEE therein (other than the fixtures and other personal property which LESSEE is entitled to remove from the leased premises, as set forth elsewhere in this Lease), and should any security interest be created in breach of the foregoing, LESSOR shall be entitled to discharge of the same by exercising the rights and remedies afforded under the paragraph immediately above.

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     ARTICLE VI: REPAIRS AND MAINTENANCE

     LESSEE shall maintain the interior of the demised premises (including the interior walls, ceiling and floor, plumbing system and fixtures, electrical system and fixtures (including bulbs and ballasts), heating and air conditioning equipment, ("HVAC") and all windows and window glass and doors) in good repair, including the replacement of said equipment (excluding HVAC), and in a clean and attractive condition. At all times during the term of this Lease LESSEE shall secure and maintain a maintenance contract with a licensed HVAC contractor for annual maintenance on the HVAC system and shall forward to LESSOR a copy of such contract for LESSOR's records. In the event LESSEE fails to supply such documentation to LESSOR, LESSOR may contract for such maintenance and charge to LESSEE the cost either directly or in the NNN charges for said maintenance. LESSOR shall maintain the exterior walls, foundations and roof of the premises, provided however that LESSEE shall be responsible to LESSOR for all out of pocket expenses incurred by LESSOR as a result of fire damage or other casualty to the property which damage is caused by the LESSEE or the LESSEE's equipment or signage. LESSEE shall be liable for and shall reimburse the LESSOR for the cost of any repairs necessitated by the acts or omissions of LESSEE, his agents, employees or invitees.

     If LESSEE refuses or neglects to repair or maintain the premises, as required hereunder, to the reasonable satisfaction of LESSOR, LESSOR may make such repairs without liability to LESSEE for any loss or damage that may accrue to LESSEE's business by reason thereof, and upon completion thereof LESSEE shall pay LESSOR's costs for making such repair upon presentation of a bill thereof.

     Upon the termination of the Lease, LESSEE shall remove all signage and surrender the premises to LESSOR in a broom clean condition, with the HVAC system in good operating condition and repair, and all light bulbs and ballasts in working order. LESSEE shall further repair any and all damage to the leased premises resulting from LESSEE's removal of signage and/or other trade fixtures.

     ARTICLE VII: UTILITIES

     LESSEE shall promptly pay all proper charges for gas and electrical services to the demised premises (which shall be separately metered). LESSOR shall promptly pay the proper charge for water and sewer service and trash removal for the premises, which shall be charged to the LESSEE as part of the NNN expenses.

     Should LESSOR determine that LESSEE'S usage of any or all of sewer and water, trash removal, gas and electrical services (collectively "Utilities") are in excess of normal usage which normal usages has been calculated as part of the NNN expenses, then LESSOR may charge back to LESSEE the cost of the excess usage. LESSOR may, in its sole and exclusive discretion, use either historic usage for the premises or usage that would be deemed typical for a tenant in the same square footage of space irrespective of the tenants' type of business or occupation as the measurement for the excess usage charged to LESSEE. LESSEE shall be required to pay the excess usage of Utilities within 10 days from receipt of a statement from the LESSOR.

     ARTICLE VIII: INSURANCE

     LESSEE agrees to retain and maintain throughout the term hereof general liability and property damage insurance providing for coverage from personal injuries upon or arising from the demised premises in amounts of not less than $500,000.00 for one person, $1,000,000.00 for one accident and $500,000.00 property damage. LESSEE shall also obtain and maintain insurance policies insuring the premises against damages from malicious mischief and unlawful entry and break-in. LESSEE shall pay the premiums for such

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policies, under which LESSOR shall be named as additional insured, and certified copies thereof shall be furnished to the LESSOR.

        ARTICLE IX:  PROPERTY TAXES

     LESSOR shall remit all taxes levied against the real property and improvements of which the demised premises are a part and LESSEE shall remimburse its share of said taxes as additional rent as set forth in Article I. LESSEE shall be liable for all taxes levied against personal property and trade fixtures placed by the LESSEE in the demised premises. If any such taxes for which the LESSEE is liable are levied against LESSOR or LESSOR's property and if LESSOR elects to pay the same or if assessed value of LESSOR's property is increased by inclusion of personal property and trade fixtures placed by LESSEE in the demised premises and LESSOR elects to pay the taxes on such increase, LESSEE shall pay to the LESSOR upon demand that part of such taxes for which LESSEE is primarily liable hereunder.

        ARTICLE X: INDEMNITY

     LESSEE shall indemnify LESSOR and save LESSOR harmless for each and every loss, cost, damage, expense (including reasonable attorney's fees and court costs) or claim arising out of any LESSEE's breach of this agreement or any default hereunder accident or other occurrence causing injury to any person or property and due directly or indirectly to the condition of said premises or to the use or neglect of the premises, the common areas or any part thereof, by the LESSEE, or any person or persons holding under the LESSEE, unless said accident or other occurrence is due to the willful act or gross neglect of LESSOR. LESSEE further shall keep and save LESSOR and the premises harmless and free from any penalty, damage or charge imposed for violation of the laws or ordinances whether occasioned by the act or neglect of the LESSEE or of others holding under or through the LESSEE.

        ARTICLE XI: OTHER COVENANTS BY LESSEE

        LESSEE further covenants and agrees:

     (a) To surrender and deliver up the demised premises, at the expiration of the Lease, in as good order and condition as when the same were entered upon by the LESSEE, loss by fire or other casualty and ordinary wear and tear excepted.

     (b) Not to commit any waste on or about the premises, permit or suffer to be permitted any waste about the premises, including but not limited to, abuse, neglect, mistreatment, destruction or damage to the premises.

     (c) To keep the said premises, the sidewalks directly in front of said premises, in clean and sanitary condition and free from litter, snow, ice, dirt and debris and said sidewalk from obstructions. LESSEE shall not display or keep merchandise or other articles on the sidewalks or in doorways of said premises.

     (d) Not to conduct any auction sale on premises nor use electrical equipment, other than that ordinary and necessary for the conduct of the LESSEE's business.

     (e) Not to permit any noise, odor, smell, nuisance, disorderly conduct or other encroachment whatsoever about the premises, having a tendency to annoy, disturb or otherwise harm any persons occupying spaces adjacent or near the premises.


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(f) Not to hold or attempt to hold the LESSOR liable for any injury or damage, either proximate or remote, occurring through or caused by any repairs or alterations, injury or accident to the demised premises nor liable for any injury or damage occasioned by defective wiring or the breakage or stoppage of plumbing or sewage upon the said premises, or upon adjacent premises, whether said breakage or stoppage results from freezing or otherwise.

(g) Not to permit or suffer said premises, or the walls or the floors thereof, to be endangered by overloading.

(h) Not to permit said premises to be used for any purpose which would render the insurance thereon void or the insurance risk more hazardous.

(i) To permit LESSOR to place a "For Rent" sign upon said premises at any time after ninety (90) days before the end of this Lease, it being understood that LESSOR may at any reasonable hour of the day enter into or upon and go through and view and inspect said premises.

(j) Not to keep any animal on or about the premises or to interfere in any manner with other LESSEES occupying other parts of the building or the customers and patrons of said other LESSEES.

(k) To keep the demised premises heated at all times to a temperature sufficiently high to prevent freezing of water pipes and fixtures in the demised premises.

(l) Not to park any cars belonging to LESSEE or his employees in front of the building in spaces normally used for customer parking during normal business hours.

(m) Not to allow any accumulation of trash or debris on the demised premises or within any portion of the improvements of which the leased premises are a part.

(n) Not to store any material outside of the demised premises unless first approved by the LESSOR in writing.

(o) To empty any trash container in front of LESSEE's space on a daily basis.

(p) To place mats under all rolling chairs utilized in the leased space.

(q) Not to use said premises for any purposes prohibited by the laws of the United States, the State of Colorado, or applicable ordinances of any governmental authority having jurisdiction over the demised premises; nor for any improper or questionable purposes whatsoever.

     ARTICLE XII: FIRE AND OTHER CASUALTY

     If, during the term of this Lease, the said premises shall be so damaged by fire or other casualty, not arising from the fault or negligence of the LESSEE or those in his employ, that the said premises shall thereby be rendered unfit for use or occupancy, then the rent herein reserved, or a just and proportionate share thereof, according to the nature and extent of the damage which has been sustained, shall be abated until said premises shall have been duly repaired and restored. If damage shall not be substantial, LESSOR shall proceed to repair the same with reasonable diligence.


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     In case the demised premises or any part of the building of which the same are a part shall be substantially damaged, LESSOR shall have the right to either repair or restore the premises and either LESSEE or LESSOR may cancel this Lease and end the term thereof, and in case of such cancellation, the rent and any other monies due and owing to the LESSOR shall be paid by the LESSEE to the date LESSEE vacates said premises, and all further obligations upon the part of either party hereto shall cease and the estate hereby created shall thereupon terminate, except that the LESSOR shall repay to LESSEE the security deposit, less any proper charges paid therefrom. For purposes of this Section Substantial Damage shall be defined as damage equal to more than thirty percent (30%) of the replacement cost.

     ARTICLE XIII: ASSIGNMENT AND SUBLETTING

     LESSEE shall not sublet said leased premises or any part thereof, nor assign this lease without the prior written consent of LESSOR, which consent shall not be unreasonably withheld, delayed or qualified. LESSEE shall not permit any transfer by operation of law of LESSEE's interest in said leased premises, nor permit said leased premises to remain vacant for any period of time during the term of the Lease. LESSEE shall remain liable for all of the terms hereunder notwithstanding any such consented to assignment or sublease. For the purposes of this paragraph, an assignment of a majority ownership interest in LESSEE shall be deemed an assignment of this lease.

     LESSEE shall pay a $500.00 processing fee to LESSOR at the time of all requests by LESSEE for assignment or sublease of LESSEE's interest in this Lease.

     ARTICLE XIV: ATTACHMENT, EXECUTION OR BANKRUPTCY

     If this Lease or any interest herein shall be levied upon, either by attachment which shall be allowed to remain thereon for a period of twenty (20) days, or by execution or any legal proceedings against LESSEE or his successors or assigns, or if LESSEE or his successors shall file a voluntary petition in bankruptcy or shall be adjudged a bankrupt or insolvent debtor under any provision of law, federal, or state, or if the same or any interest therein shall in any manner be taken, or he occupation of said premises charged or interfered with by any legal proceedings whatsoever, the Lease shall immediately terminate at the option of the LESSOR and if the LESSOR so terminates, the building and improvements herein described shall immediately revert to and vest in the LESSOR, and any rentals paid in advance and any deposit shall be retained by the LESSOR as damages without limiting the right of the LESSOR to further damages.

     ARTICLE XV: RIGHTS RESERVED TO THE LESSOR

     This lease shall be and is hereby declared subordinate to the lien of any mortgage or deed of trust now or hereafter placed upon the premises as security for LESSOR's indebtedness, and LESSEE agrees to execute and deliver appropriate agreements evidencing such subordinations, upon LESSOR'S request.

     ARTICLE XVI: DEFAULT

     It is understood and agreed by and between the parties hereto that if the rent above reserved or any part thereof shall be in arrears for a period of ten days (10) after the same becomes due, or if default shall be made in any of the covenants and agreements herein contained to be kept by LESSEE other than the payment of rent or other sums to be paid by LESSEE under the Lease and LESSEE fails to cure the same after ten (10) days written notice by LESSOR, LESSOR at its option and with or without notice (LESSEE'S right to notice being expressly waived), may declare LESSEE'S right of possession ended and enter into said premises or any part thereof, either with or without process of law, to expel, remove and put out said LESSEE or any


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person or persons occupying the same, using such force as may be necessary in so doing, and to repossess said premises; it being further agreed that in case the premises are left vacant, or if LESSEE'S right to possession is terminated, as aforesaid, then and in addition to all other remedies which LESSOR may have, LESSOR may, without in any way being obligated to do so, and without terminating the Lease, retake possession of said premises and rent the same for such terms as LESSOR may deem best, making such charges for the account of the LESSEE, and LESSEE shall satisfy and pay monthly any deficiency including the expense of such reletting charges, repairs, alterations and remodeling as may be necessary to relet said premises. No such re-entry or taking possession of the premises by LESSOR shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to LESSEE.

     No assent, expressed or implied, to any breach of any one or more of the covenants or agreements hereof shall be deemed to be taken to be a waiver of any succeeding or other breach. The various rights, remedies, powers, options and elections of LESSOR reserved, expressed, or contained in this Lease are cumulative and no one of them shall be deemed to be exclusive of the others or of such other rights, remedies, powers, options or elections as are now or may hereafter be available to LESSOR at law or in equity.

        ARTICLE XVII: LEGAL COSTS AND EXPENSES

     In the event of any controversy claim or dispute between the parties hereto arising out of or relating to this agreement or breach thereof, the prevailing party shall be entitled to recover from the non-prevailing party reasonable attorney's fees and costs.

        ARTICLE XVIII: OFFSET STATEMENT AND ATTORNMENT

     (a) Offset Statement. Within ten (10) days after request therefor by LESSOR, or in the event that upon any sale, assignment or hypothecation of the Leased premises and/or the land thereunder by owner, LESSEE agrees to deliver an Offset Statement in recordable form to any proposed mortgagee or purchaser, or the LESSOR, certifying (if such be the case) that this Lease is in full force and effect and that there are no defenses or offsets thereto, or stating those claimed by LESSEE, and certifying to such as may be reasonably requested by LESSOR or any proposed mortgagee or purchaser.

     (b) Attornment. LESSEE shall, in the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage made by the Owner covering the leased premises, at the request and election of such mortgagee or purchaser at foreclosure, attorn to the purchaser upon any foreclosure or sale and recognize such purchaser as the LESSOR under this Lease.

        ARTICLE XIX: NOTICE

     Whenever any notice is required or permitted hereunder such notice shall be in writing. Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered whether actually received or not when deposited in the United States Mail, postage prepaid, Certified Mail, Return Receipt Requested, addressed to the parties hereto at their respective addresses, or at any such other addresses as they have theretofore specified by written notice delivered in accordance herewith. Upon receipt of written notification from LESSOR of the name and mailing address of LESSOR's mortgagee, LESSEE agrees to provide notice to said mortgage of any default or alleged of LESSOR under this lease.

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ARTICLE XX: HOLDING OVER

     If after the expiration of the term of this Lease, LESSEE shall remain in possession of the demised premises and continue to pay rent without any express written agreement with LESSOR as to such holding over, then such holding over shall be deemed and taken to be a holding over upon a tenancy from month to month at a monthly rental equivalent to 125% of the latest rental hereinabove set forth (including any percentage rental), such payments to be made as hereinbefore provided. In the event of such a holding over, all the terms of the Lease as herein set out are to remain in full force and effect on said month to month basis.

ARTICLE XXI: EFFECT

     This Lease agreement shall be binding upon and inure to the benefit of the parties, their successors, assigns, heirs and personal representatives. It is agreed that paragraph headings herein are for convenience only and do not define or limit the rights and obligations of the parties.

ARTICLE XXII: CONDEMNATION OF LEASED PREMISES

     If the whole of the leased premises shall be acquired or condemned by eminent domain for any public or quasi public use or purpose, then the term of this Lease shall cease and terminate as of the date of title vesting in such proceeding, all rentals shall be paid up to that date, and LESSEE shall have no claim against LESSOR nor the condemning authority for the value of any unexpired term of this Lease.

     If any part of the leased premises shall be acquired or condemned as aforesaid, and in the event such partial taking or condemnation shall render the leased premises unsuitable for the business of the LESSEE then the term of this Lease shall cease and terminate as of the date of title vesting in such proceeding. LESSEE shall have no claim against LESSOR nor the condemning authority for the value of any unexpired term of this Lease, and rent shall be adjusted to the date of such termination. In the event of a partial taking or condemnation which is not extensive enough to render the premises unsuitable for the business of the LESSEE this Lease shall continue in full force and effect without any reduction or abatement of rent.

     In the event of any condemnation or taking as aforesaid, whether whole or partial, the LESSEE shall not be entitled to any part of the award paid for such condemnation: LESSOR is to receive the full amount of such award, the LESSEE hereby expressly waiving any right or claim to any part thereof. Although all of such damages awarded in the event of any condemnation are to belong to the LESSOR, whether such damages are awarded as compensation for diminution in value of the leasehold or to the fee of the leased premises. LESSEE shall have the right to claim and recover from the condemning authority, but not from the LESSOR, such compensation as may be separately awarded or recoverable by LESSEE in LESSEE'S own right on account of any and all damage to LESSEE'S business by reason of the condemnation and for or on account of any cost or loss to which LESSEE might be put in removing LESSEE'S furniture, fixtures, leasehold improvements and equipment.

ARTICLE XXIII: ACCORD AND SATISFACTION

     No payment by LESSEE or receipt by LESSOR of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord or satisfaction. LESSOR may accept such check or payment without prejudice to LESSOR'S right to recover the balance of such rent or pursue any other remedy provided for in this Lease.


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ARTICLE XXIV: LIEN OF LESSOR

     LESSEE hereby grants to the LESSOR a lien upon all the furniture, fixtures, equipment, and other property belonging to the LESSEE and located on or within the leased premises at any time during the Lease term, to secure the performance of the LESSEE'S obligations under the Lease said lien to be prior to any other lien on such property except a lien in favor of the seller of such property to secure the unpaid purchase price thereof unless previously secured by a prefected security agreement. This LESSOR'S lien may be foreclosed in the same manner as a security agreement, and the filing of this Lease or a memorandum thereof, or a financing statement in the security interest records of Boulder County, Colorado, shall constitute full lawful notice of this lien. If the LESSOR also has a lien on such property, or any portion thereof, by virtue of any other instrument, or by operation of law, the lien under this Lease shall be in addition thereto, and the LESSOR shall have alternate remedies at his option.

ARTICLE XXV: HAZARDOUS MATERIALS

     LESSEE shall not cause or permit any Hazardous Material (as defined below) to be brought upon, kept, or used in or about the Premises, Building or Project by LESSEES, its agents, employees, contractors, or invitees, without the prior written consent of LESSOR (which LESSOR shall not unreasonably withhold as long as LESSEE demonstartes to LESSOR'S reasonable satisfaction that such Hazardous Material is necessary or useful to LESSEE'S business and will be used, kept, stored and disposed of by LESSEE in a manner that complies with all laws regulating any such Hazardous Material so brought upon or used or kept in or about the Premises, Building and Project, and such storage will not create an undue risk to other LESSEES of the Building and Project, giving consideration to the nature of the Project and Building). If LESSEE breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Material on the Premises, Building or Project, or if contamination of the Premises, the Building or the Project, by Hazardous Material otherwise occurs for which LESSEE is legally liable to LESSOR for damage resulting therefrom, then LESSEE shall indemnify, defend and hold LESSOR harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Premises, the Building or the Project, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, the Building or the Project, damages arising from any adverse impact on marketing of space in the Building or the Project, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Lease Term as a result of such contamination. This indemnification of LESSOR by LESSEE includes, without limitation, the obligation to reimburse LESSOR for costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state, or local governmental agency or political subdivision because of Hazardous Material present in, on, or about the Premises, Building or Project or in the soil or ground water on or under the Premises, the Building or the Project. Without limiting the foregoing, if the presence of any Hazardous Material in, on or about the Premises, Building or Project caused on permitted by LESSEE results in any contamination of the Premises, the Building or the Project, LESSEE shall promptly take all actions at its sole expense as are necessary to return the Premises, the Building or the Project to the condition existing prior to the introduction of any such Hazardous Material thereto; provided that LESSOR'S approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises, Building or Project or exposes LESSOR to any liability therefor and such actions are undertaken in accordance with all applicable laws, rules and regulations and accepted industry practices.

     The term "Hazardous Materials", when it appears in this Agreement, is used in the broadest sense and shall mean oil, any petroleum based product or derivative (and any fraction thereof), any petroleum additive,


                                       10

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pesticides, paints, solvents, polychlorinated biphenyls, lead, cyanide, DDT, acids, bases, ammonium compounds, ethylene glycol, antifreeze, asbestos (in any form), chemicals, pollutants, contaminants, irritants, wastes or any substance or material defined or designated as hazardous, toxic, regulated, or other similar term, by and Hazardous Materials Laws.

     The term "Hazardous Materials Laws", when it appears in this Agreement, means any federal, state or local environmental statute, regulation, ordinance or policy presently in effect or which may be promulgated in the future, as they may be amended from time to time, including but not limited to: the Act, 42 U.S.C. Sec. 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. Sec. 6901 et seq; the Emergency Planning and Community Right-To-Know Act, 42 U.S.C. Sec. 1101 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. Sec. 1251 et seq.; the Oil Pollution Act, 33 U.S.C. Sec. 2701 et seq.; the Safe Drinking Water Act, 42 U.S.C. Sec. 300f-300j; the Clean Air Act, 42 U.S.C. Sec. 7401 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Sec. 5101 et seq; the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Sec. 136 et seq.; the Toxic Substances Control Act, 15 U.S.C. Sec. 2601 et seq.; the Colorado Hazardous Waste Act, C.R.S. Sec. 25-15-101 et seq.; Colorado's Hazardous Waste Sites law, C.R.S. Sec. 26-16-101 et seq.; the Colorado Hazardous Substances Act of 1973, C.R.S. Sec. 25-5-501 et seq.; the Colorado Water Quality Control Act, C.R.S. Sec. 25-8-101 et seq.; the Colorado Underground and Aboveground Storage Tank law, C.R.S. Sec. 8-20.5-101 et seq.; the Colorado Air Quality Control Act, C.R.S. Sec. 25-7-101 et seq.; Colorado's Hazardous Materials Transportation Act, C.R.S. Sec. 43-6-101 et seq.; and all regulations promulgated under or which implement the foregoing laws.

        ARTICLE XXVI: MISCELLANEOUS

     Nothing herein contained shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent, nor any other provision contained herein, nor any acts of the parties herein, shall be deemed to create any relationship between the parties hereto other than the relationship of LESSOR and LESSEE. Whenever herein the singular number is used, the same shall include the plural, and words of any gender shall include the other gender.

     One or more waivers of any covenant, term or condition of this Lease by either party shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition.

     Whenever a period of time is herein prescribed for action to be taken by LESSOR or LESSEE, neither LESSOR nor LESSEE shall be liable or responsible for and there shall be excluded from the computation of any such period of time, any delays due to strike, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions or any other causes of any kind whatsoever which are beyond the reasonable control of LESSOR or LESSEE.

        ARTICLE XXVII: ADDITIONAL PROVISIONS

     LESSOR and LESSEE agree that this Lease Agreement is contingent upon LESSEE's ability to have a DSL Internet connection installed in the Leased Space on or before April 15, 2001. If a DSL provider cannot provide DSL service to the space by said date this Lease Agreement shall have no binding effect on either party.

                                       11

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     IN WITNESS WHEREOF, the LESSOR and LESSEE have hereunto caused their respective names and seals to be affixed hereto as of the date set forth above.

LESSOR: Stephen D. Tebo, d.b.a. Tebo Development Co.    LESSEE: Synplicity, Inc.


By:  /s/ James S. Bower (Agent)             By: /s/ Douglas S. Miller
     ---------------------------------          --------------------------------
                                                Douglas S. Miller
                                                VP Finance, CFO


                                            By:
                                                --------------------------------





                                   GUARANTEE


     For and in consideration of the execution of this Lese Agreement by the Parties hereto and other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged, the undersigned, by their execution hereof, personally guarantee, jointly and severally, any and all obligations and payments of LESSEE as herein set forth and contained.

     IN WITNESS WHEREOF, the undersigned have executed this document as of the date hereof.





-------------------------------------      -------------------------------------
Guarantor                                  Guarantor





-------------------------------------      -------------------------------------
Guarantor                                  Guarantor


                                       12

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                                    Exhibit A

4720 TABLE MESA DR.





     MEZZANINE LEVEL                                    [GRAPHIC OF FLOORPLAN]
      (Third Floor)





     SECOND LEVEL                                       [GRAPHIC OF FLOORPLAN]









     FIRST LEVEL                                        [GRAPHIC OF FLOORPLAN]
      (Grade)